EXHIBIT 5.1

[LETTERHEAD OF THACHER PROFFITT & WOOD LLP]

October 7, 2005

American Home Mortgage Acceptance, Inc. 520 Broadhollow Road Melville, New York 11747	Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890
Bear Stearns Asset Backed Securities I LLC 383 Madison Avenue New York, New York 10179	Bear, Stearns & Co. Inc. 383 Madison Avenue New York, New York 10179
American Home Mortgage Servicing, Inc. 7142 Columbia Gateway Drive Columbia, Maryland 21046	Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, CT 06830
U.S. Bank National Association One Federal Street, 3rd Floor Boston, MA 02110	Lehman Brothers Inc. 745 Seventh Avenue New York, New York 10019
Goldman, Sachs & Co. 85 Broad Street New York, NY 10004	Citigroup Global Markets Inc. 390 Greenwich Street New York, NY 10013
GMAC Mortgage Corporation 100 Witmer Rd. Horsham, PA 19044	Financial Guaranty Insurance Company 125 Park Avenue New York, New York 10017

Opinion: Underwriting Agreement

American Home Mortgage Investment Trust 2005-4,

Mortgage-Backed Notes, Series 2005-4A and Series 2005-4C and Grantor
Trust Certificates, Series 2005-4

Ladies and Gentlemen:

We have acted as counsel to American Home Mortgage Acceptance, Inc. (the “2005-4A Seller”), American Home Mortgage Investment Trust 2005-4B (the “2005-4C Seller”); together with the 2005-4A Seller, (“the Sellers”), Bear Stearns Asset Backed Securities I LLC (the “Depositor”), American Home Mortgage Investment Trust 2005-4A (the “AHMIT 2005-4A Issuer”), American Home Mortgage Investment Trust 2005-4C (the “AHMIT 2005-4C Issuer” together with the AHMIT 2005-4A Issuer, the “Note Issuers”), American Home Mortgage Investment Trust 2005-4 (the “Certificate Issuer”), American Home Mortgage Investment Corp. (“AHMIC”) and American Home Mortgage Servicing, Inc. (“AHM Servicing”) in connection with (i) the Mortgage Loan Purchase Agreement, dated as of October 7, 2005 (the “AHMIT 2005-4A Seller Sale Agreement”), between the Seller and the Depositor, (ii) the Mortgage Loan Purchase Agreement, dated as of October 7, 2005 (the “AHMIT 2005-4C Seller Sale Agreement” together with the AHMIT 2005-4A Seller Sale Agreement, the “Seller Sale Agreements”), among American Home Mortgage Acceptance, Inc., (the “Guarantor”), the 2005-4C Seller and the Depositor, (iii) the AHMIC 2005-4A Amended and Restated Trust Agreement, dated as of October 7, 2005 (the “AHMIT 2005-4A Trust Agreement” and the “AHMIT 2005-4A Depositor Sale Agreement”), among the Depositor, Wilmington Trust Company (the “Owner Trustee”) and U.S. Bank National Association (the “Indenture Trustee”), and the trust certificates (the “AHMIT 2005-4A Trust Certificates”) issued pursuant thereto, (iv) the AHMIT 2005-4C Amended and Restated Trust Agreement, dated as of October 7, 2005 (the “AHMIT 2005-4C Trust Agreement” and the “AHMIT 2005-4C Depositor Sale Agreement” together with the AHMIT 2005-4A Depositor Sale Agreement, the “Depositor Sale Agreements”), among the Depositor, Wilmington Trust Company (the “Owner Trustee”) and the Indenture Trustee, and the trust certificates (the “AHMIT 2005-4C Trust Certificates”); together with the AHMIT 2005-4A Trust Certificates, (the “Trust Certificates”) issued pursuant thereto, (v) the RMBS Master Servicing Agreement, dated as of October 7, 2005 (the “AHMIT 2005-4A RMBS Master Servicing Agreement”), among the Wells Fargo Bank, N.A. (the “RMBS Master Servicer”), the AHMIT 2005-4A Issuer and the Indenture Trustee, (vi) the RMBS Master Servicing Agreement, dated as of October 7, 2005 (the “AHMIT 2005-4C RMBS Master Servicing Agreement” together with the AHMIT 2005-4C RMBS Master Servicing Agreement, the “RMBS Master Servicing Agreements”), among the RMBS Master Servicer, the AHMIT 2005-4C Issuer and the Indenture Trustee, (vii) the AHMIT 2005-4A RMBS Servicing Agreement, dated October 7, 2005 (the “AHMIT 2005-4A RMBS Servicing Agreement”), among the RMBS Master Servicer, the AHMIT 2005-4A Issuer, the Indenture Trustee and American Home Mortgage Acceptance, Inc., (viii) the AHMIT 2005-4C RMBS Servicing Agreement, dated October 7, 2005 (the “AHMIT 2005-4C RMBS Servicing Agreement” together with the AHMIT 2005-4A RMBS Servicing Agreement, the “RMBS Servicing Agreements”), among the RMBS Master Servicer, the AHMIT 2005-4A Issuer, the Indenture Trustee, the Seller and AHM Servicing, (ix) the RMBS Subservicing Agreement, dated October 7, 2005 (the “RMBS Subservicing Agreement”), among the RMBS Master Servicer, the AHMIT 2005-4A Issuer, the Indenture Trustee, American Home Mortgage Acceptance, Inc. and AHM Servicing, (x) the HELOC Back-up Servicing Agreement, dated as of October 7, 2005 (the “HELOC Back-up Servicing Agreement”), among GMAC Mortgage Corporation (the “HELOC Back-up Servicer”), the AHMIT 2005-4A Issuer and the Indenture Trustee, (xi) the HELOC Servicing Agreement, dated as of October 7, 2005 (the “HELOC Servicing Agreement”), among the 2005-4A Seller, the Indenture Trustee, the AHMIT 2005-4A Issuer and American Home Mortgage Acceptance, Inc. (the “HELOC Servicer), (xii) the HELOC Subservicing Agreement, dated as of October 7, 2005 (the “HELOC Subservicing Agreement”), among AHMIT 2005-4 Issuer, the Indenture Trustee, the HELOC Servicer and American Home Mortgage Servicing, Inc. (the “HELOC Subservicer”); collectively with the RMBS Master Servicing Agreements, the RMBS Servicing Agreements, the RMBS Subservicing Agreement, the HELOC Servicing Agreement, the HELOC Subservicing Agreement and the HELOC Back-up Servicing Agreement, the “Servicing Agreements”), between American Home Mortgage Acceptance, Inc. and the HELOC Back-up Servicer, (xiii) the AHMIT 2005-4A Indenture, dated as of October 7, 2005 (the “AHMIT 2005-

4A Indenture”), among the AHMIT 2005-4A Issuer, Wells Fargo Bank, N.A. (the “Securities Administrator”) and the Indenture Trustee, and the Mortgage-Backed Notes, Series 2005-4A (the “Series 2005-4A Notes”), issued pursuant thereto, (xiv) the AHMIT 2005-4C Indenture, dated as of October 7, 2005 (the “AHMIT 2005-4C Indenture” together with the AHMIT 2005-4A Indenture, the “Indentures”), among the AHMIT 2005-4C Issuer, Wells Fargo Bank, N.A. (the “Securities Administrator”) and the Indenture Trustee, and the Mortgage-Backed Notes, Series 2005-4C (the “Series 2005-4C Notes” together with the Series 2005-4A Notes, the “Notes”), issued pursuant thereto, (xv) the AHMIT 2005-4A Custodial Agreement, dated as of October 7, 2005 (the “AHMIT 2005-4A Custodial Agreement”), among the Indenture Trustee, the Depositor, Wells Fargo Bank, N.A., American Home Mortgage Acceptance, Inc. and Deutsche Bank National Trust Company (the “Custodian”), (xvi) the AHMIT 2005-4C Custodial Agreement, dated as of October 7, 2005 (the “AHMIT 2005-4C Custodial Agreement” together with the AHMIT 2005-4A Custodial Agreement, the “Custodial Agreements”), among the Indenture Trustee, the Depositor, Wells Fargo Bank, N.A., American Home Mortgage Acceptance, Inc., AHM Servicing and Deutsche Bank National Trust Company (the “Custodian”), (xvii) the Grantor Trust Agreement, dated as of October 7, 2005 (the “Grantor Trust Agreement”), among the Depositor, the Securities Administrator and U.S. Bank National Association (in such capacity, the “Grantor Trustee”), and the Mortgage-Backed Grantor Trust Certificates, Series 2005-4 (the “Grantor Trust Certificates”) issued pursuant thereto, (xviii) the Underwriting Agreement, dated as of October 6, 2005 (the “Underwriting Agreement”), among the Depositor, AHMIC and Bear, Stearns & Co. Inc., Lehman Brothers, Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. (collectively, the “Underwriters”), (xix) the AHMIT 2005-4A Sale Agreement, dated October 7, 2005 (the “AHMIT 2005-4A AHMIC Sale Agreement”), between AHMIC and the Depositor, (xx) the AHMIT 2005-4C Sale Agreement dated October 7, 2005 (the “AHMIT 2005-4C AHMIC Sale Agreement” together with the AHMIT 2005-4A Sale Agreement, the “Sale Agreements”), between AHMIC and the Depositor, (xxi) the Prospectus Supplement, dated October 6, 2005 (the “Prospectus Supplement”), and the Prospectus to which it relates, dated June 24, 2005 (the “Base Prospectus” together with the Prospectus Supplement, the “Prospectus”), and (xxii) the Insurance and Indemnity Agreement, dated as of October 7, 2005 (the “Insurance and Indemnity Agreement”), among AHMIC, Financial Guaranty Insurance Corporation (the “Insurer”), the HELOC Servicer, the Seller, the Depositor, the Issuer, the HELOC Back-up Servicer , the HELOC Subservicer, the Grantor Trustee and the Indenture Trustee. The Seller Sale Agreements, the Depositor Sale Agreements, the Servicing Agreements, the Indentures, the Custodial Agreements, the Grantor Trust Agreement, the Underwriting Agreement, the Sale Agreements and the Insurance and Indemnity Agreement are collectively referred to herein as the “Agreements”. Capitalized terms not defined herein have the meanings assigned to them in the Agreements.

In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in any opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates in a manner that affects the correctness of any opinion expressed below. In rendering this opinion letter, except for any matter that is specifically addressed in any opinion expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates. Each assumption herein is made and relied upon with your permission and without independent investigation.

In rendering this opinion letter, each opinion expressed and assumption relied upon herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

This opinion letter is based upon our review of the documents referred to herein. We have conducted no independent investigation with respect to the facts contained in such documents and relied upon in rendering this opinion letter. We also note that we do not represent any of the parties to the transactions to which this opinion letter relates or any of their affiliates in connection with matters other than certain transactions. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates, after such consultation with such other attorneys in this firm as they deemed appropriate, have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter. In addition, if we indicate herein that any opinion is based on our knowledge, our opinion is based solely on the actual present knowledge of such attorneys after such consultation with such other attorneys in this firm as they deemed appropriate and, with respect to the opinions in paragraphs 6 (ii) and (iii) and 7 below, on the Certificate of AHMIC, a copy of which is annexed as Exhibit A and the accuracy of which we have assumed in rendering this opinion letter.

In rendering this opinion letter, we do not express any opinion concerning any law other than the laws of the State of New York, the Limited Liability Company Act of the State of Delaware and, the federal laws of the United States, including without limitation the Securities Act of 1933, as amended (the “1933 Act”). Any opinion expressed below to the effect that any agreement is valid, binding and enforceable relates only to an agreement that designates therein the laws of the State of New York as the governing law thereof. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

Based upon and subject to the foregoing, it is our opinion that:

1.

The Depositor has been legally formed under the laws of the State of Delaware and, based on a certificate of good standing issued by that State, is validly existing as a limited liability company in good standing under the laws of that State, and has the requisite entity power and authority to execute and deliver each Agreement to which it is a party and to perform its obligations thereunder.

2.

Each of the Agreements to which the Depositor is a party has been duly authorized, executed and delivered by that party. The issuance, offer, sale and delivery of the Notes and Grantor Trust Certificates have been duly authorized by the Depositor.

3.

Each of the Agreements to which the Sellers, the Guarantor, the Depositor, either Issuer, AHMIC, or AHM Servicing is a party is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against that party.

4.

The Notes are valid and legally binding obligations under the laws of the State of New York, enforceable thereunder in accordance with their terms against the respective Issuer thereof, and are entitled to the benefits of the respective Indentures.

5.	The Certificates are validly issued and outstanding and are entitled to the benefits of the Grantor Trust Agreement.

6.

With respect to each of the Sellers, the Guarantor, the Depositor, the Issuers, AHMIC, and AHM Servicing, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in (i) as to the 2005-4A Seller, the Guarantor, the Depositor and AHMIC only, any breach or violation of its certificate of formation and limited liability company agreement or certificate of incorporation and bylaws, as the case may be, (ii) to our knowledge, any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which it is a party or by which it is bound or (iii) to our knowledge, any breach or violation of any order of any United States federal or State of New York court, agency or other governmental body.

7.

With respect to each of the Sellers, the Guarantor, the Depositor, the Issuers, AHMIC and AHM Servicing, to our knowledge, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) against it which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under, any of the Agreements to which it is a party.

8.

With respect to each of the Sellers, the Guarantor, the Depositor, the Issuers, AHMIC and AHM Servicing, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal or State of New York court, agency or other governmental body under any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Agreements, except such as may be required under the securities laws of any State of the United States or such as have been obtained, effected or given.

9.

With respect to each of the Sellers, the Guarantor, the Depositor, the Issuers, AHMIC and AHM Servicing, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in any breach or violation of any United States federal or State of New York statute or regulation that is normally applicable to transactions of the type contemplated by the Agreements.

10.

The Registration Statement as of the date of the Prospectus Supplement and the date hereof, and the Prospectus as of the date of the Prospectus Supplement and the date hereof, other than any financial and statistical information and other marketing materials including without limitation those generally described as term sheets and computational materials, as to which we express no opinion herein, complied as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder.

11.

To our knowledge, there are no material contracts, indentures or other documents of a character required to be described or referred to in either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, other than marketing materials generally described as term sheets and computational materials, as to which we express no opinion herein, and those described or referred to therein or filed or incorporated by reference as exhibits thereto.

12.

The statements made in the Base Prospectus under the heading “Description of the Securities”, and the statements made in the Prospectus Supplement under the headings “Description of the Certificates” and “The Indentures”, insofar as such statements purport to summarize certain provisions thereof, provide a fair summary of such provisions. The statements made in the Base Prospectus under the headings “Legal Aspects of Mortgage Loans” and “ERISA Considerations” and in the Prospectus Supplement under the heading “ERISA Considerations”, to the extent that those statements constitute matters of United States federal or State of New York law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the securities to which they relate, are correct in all material respects with respect to those consequences or matters that are discussed therein.

12.

The Indenture has been qualified under the Trust Indenture Act of 1939, as amended. Neither the Issuer nor the Trust Fund created by the Indenture is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

13.

The Class I-A, Class III-A, Class IV-A, Class V-A, Class I-M-1, Class I-M-2, Class I-M-3, Class M-1, Class M-2 and Class M-3 Grantor Trust Certificates will be “mortgage related securities” as defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, so long as each such class is rated in one of the two highest rating categories by at least one “nationally recognized statistical rating organization” as that term is used in that Section.

This is to inform you that the Registration Statement has become effective under the 1933 Act and that, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the 1933 Act.

To ensure compliance with requirements imposed by the U.S. Internal Revenue Service, any U.S. federal tax advice contained herein, as to which each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor, (i) is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Internal

Revenue Code and (ii) is written in connection with the promotion or marketing of the transaction or matters addressed herein.

This opinion letter is rendered for the sole benefit of each addressee hereof with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein, (iii) to any and all persons, without limitation, in connection with the disclosure of the tax treatment and tax structure of the transaction to which this opinion letter relates, (iv) in connection with a due diligence inquiry by or with respect to any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter, (v) in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative, governmental, supervisory or legislative body or committee or any self-regulatory body (including any securities or commodities exchange or the National Association of Securities Dealers, Inc.) and (vi) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. We assume no obligation to revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

Very truly yours,

EXHIBIT A

CERTIFICATE

OF

AMERICAN HOME MORTGAGE INVESTMENT CORP.

This Certificate is being delivered to Thacher Proffitt & Wood (“TPW”) for reliance hereon by TPW in rendering its opinion letter to which this Certificate is annexed (the “Opinion Letter”). The undersigned understands, acknowledges and agrees that the facts set forth in the Opinion Letter and this Certificate are being relied upon by TPW in rendering the Opinion Letter and by each addressee thereof and other parties to the transactions to which the Opinion Letter relates in the consummation of those transactions. Capitalized terms not defined herein have the meanings assigned to them in the Opinion Letter and the Agreements. The undersigned hereby represents, warrants, covenants and certifies, after reasonable investigation and review and consultation as appropriate with its attorneys and independent accountants, as follows:

1.            With respect to each of the Sellers, the Guarantor, the Depositor, the Issuers, AHMIC, and AHM Servicing, the performance of its obligations under each of the Agreements to which it is a party and the consummation of the transactions contemplated thereby will not result in (i) any breach, violation or acceleration of or default under any indenture or other material agreement or instrument to which it is a party or by which it is bound or (ii) any breach or violation of any order of any United States federal or State of New York court, agency or other governmental body.

2.            With respect to each of the Sellers, the Guarantor, the Depositor, the Issuers, AHMIC, and AHM Servicing, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) against it which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under any of the Agreements to which it is a party.

The undersigned has executed this Certificate as of the date of the Opinion Letter.

AMERICAN HOME MORTGAGE INVESTMENT CORP.

By:
Name:
Title: